UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 21, 2013

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission file number)	45-3691816 (I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas (Address of principal executive offices)	77027 (Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Midstates Petroleum Company, Inc. (the “Company”) approved grants of restricted stock to the Company’s named executive officers pursuant to the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan (the “Plan”). The awards of restricted stock vest in three equal annual installments beginning on February 21, 2014. The number of shares of restricted stock awarded to the Company’s named executive officers is as follows: John A. Crum—225,000; Thomas L. Mitchell—169,000; Stephen C. Pugh—135,000; and John P. Foley—36,000.

The foregoing is intended to provide a brief description of the awards, but is not a complete description and is qualified in its entirety by reference to the full text of the award forms, including the Notice of Grant of Restricted Stock, which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1/A filed on January 20, 2012 and is incorporated in this Item 5.02 by reference, and the Restricted Stock Agreement, which is filed as Exhibit 10.1 to this report and is incorporated in this Item 5.02 by reference.

Item 8.01                                           Other Events.

On February 23, 2013, Stephen J. McDaniel, Chairman of the Board, notified the Board of his desire to step down as Chairman due to competing commitments on his time.  On February 26, 2013, the Board of Directors agreed to Mr. McDaniel’s request and appointed John A. Crum, the Company’s President and Chief Executive Officer and Director to the additional role of Chairman of the Board, effective immediately.  The Board is pleased that Mr. McDaniel, the founder of the Company, will continue to serve as a member of the Board.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Midstates Petroleum Company, Inc. 2012 Long-Term Incentive Plan Form of Restricted Stock Agreement (Time Vesting)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: February 27, 2013
	By:	/s/ Eric J. Christ
Eric J. Christ
Assistant Corporate Secretary

EXHIBIT INDEX

No.		Description

10.1	—	Midstates Petroleum Company, Inc. 2012 Long-Term Incentive Plan Form of Restricted Stock Agreement (Time Vesting)